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                                                                    EXHIBIT 23.2

PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers Zhong Tian
Certified Public Accountants Co., Ltd.
Mailing address:
12th Floor, Shui On Plaza
333 Huai Hai Zhong Lu
Shanghai 200021
People's Republic of China
Telephone +86 (21) 6386-3388
Facsimile +86 (21) 6386-3300


10 September 2003




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Applied Films Corporation of our report dated 21 February 2003 relating to the financial statements of Suzhou NSG AFC Thin Films Electronics Co., Ltd. as of 31 December 2002 and 2001 and for the three years ended 31 December 2002, which appears in the Annual Report on Form 10-K/A filed 30 June 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Co., Ltd.

PricewaterhouseCoopers Zhong Tian
Certified Public Accountants Co., Ltd.